Exhibit 99.(g)(1)

CUSTODY AGREEMENT

by and between

THE FUNDS LISTED ON SCHEDULE 1 HERETO

and

THE BANK OF NEW YORK MELLON

TABLE OF CONTENTS

SECTION 1 – CUSTODY ACCOUNTS; INSTRUCTIONS		1
1.1	Definitions.	1
1.2	Establishment of Account.	3
1.3	Representations and Warranties.	3
1.4	Distributions.	4
1.5	Authorized Instructions.	4
1.6	Authentication.	4
1.7	On-Line Systems.	2

SECTION 2 – CUSTODY SERVICES		5
2.1	Holding Securities.	5
2.2	Agents.	6
2.3	Custodian Actions without Direction.	6
2.4	The Custodian Actions with Direction.	6
2.5	Foreign Exchange Transactions.	7
2.6	Foreign Custody Manager Services.	7

SECTION 3 – CORPORATE ACTIONS		8
3.1	Custodian Notification.	8
3.2	Direction.	8
3.3	Voting Rights.	8
3.4	Partial Redemptions, Payments, Etc.	8

SECTION 4 – SETTLEMENT OF TRADES		9
4.1	Payments.	9
4.2	Contractual Settlement and Income.	9
4.3	Trade Settlement.	9

SECTION 5 – DEPOSITS AND ADVANCES		9
5.1	Deposits.	9
5.2	Sweep and Float.	9
5.3	Overdrafts and Indebtedness.	10
5.4	Securing Repayment.	10
5.5	Setoff.	10
5.6	Bank Borrowings.	10

SECTION 6 – SALE AND REDEMPTION OF SHARES; PAYMENT OF DIVIDENDS AND DISTRIBUTIONS		11
6.1	Closed-End Fund,	11
6.2	Cash Management Agreement.	11

SECTION 7 – TAXES, REPORTS AND RECORDS		11
7.1	Tax Obligations.	11
7.2	Pricing and Other Data.	12
7.3	Statements and Reports.	12

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7.4	Books and Records.	12
7.5	Required Disclosure.	12
7.6	Tools.	13

SECTION 8 – PROVISIONS REGARDING THE CUSTODIAN		13
8.1	Standard of Care.	13
8.2	Limitation of Duties and Liability.	13
8.3	Gains.	14
8.4	Force Majeure.	14
8.5	Fees.	14
8.6	Earnings Credits.	14

SECTION 9 – AMENDMENT; TERMINATION; ASSIGNMENT		15
9.1	Amendment.	15
9.2	Termination.	15
9.3	Successors and Assigns.	15

SECTION 10 – ADDITIONAL PROVISIONS		16
10.1	Non-Custody Assets.	16
10.2	Appropriate Action.	16
10.3	Governing Law.	16
10.4	Authority.	16
10.5	USA PATRIOT Act.	16
10.6	Non-Fiduciary Status.	17
10.7	Notices.	17
10.8	Entire Agreement.	17
10.9	Necessary Parties.	17
10.10	Execution in Counterparts.	17
10.11	Confidentiality.	17
10.12	Additional Funds.	18
10.13	Additional Series.	18
10.14	Massachusetts Business Trusts.	18
10.15	Separate Agreements.	18
10.16	Limitation of Liability.	18

Schedule 1 – Funds
Schedule 2 – Selected Countries

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CUSTODY AGREEMENT

          CUSTODY AGREEMENT, dated as of January 1, 2011 (“Agreement”) between each investment company identified on Schedule 1 hereto, as such Schedule may be amended from time to time (each such investment company and each investment company made subject to this Agreement in accordance with Section 10.12 below, the “Fund”) and THE BANK OF NEW YORK MELLON, a bank organized under the laws of the state of New York (the “Custodian”).

SECTION 1 – CUSTODY ACCOUNTS; INSTRUCTIONS

          1.1        Definitions. Whenever used in this Agreement, the following words shall have the meanings set forth below:

          “1940 Act” shall mean the Investment Company Act of 1940, as amended.

          “Account” or “Accounts” shall have the meaning set forth in Section 1.2.

          “Authorized Instructions” shall have the meaning set forth in Section 1.5.

          “Authorized Person” shall mean any Person authorized by the Fund to give Oral Instructions or Instructions with respect to one or more Accounts or with respect to foreign exchange, derivative investments or information and transactional web based services provided by the Custodian or a BNY Mellon Affiliate. Authorized Persons, their signatures and the extent of their authority shall be provided by a Certificate. The Custodian may conclusively rely on the authority of such Authorized Persons until it receives Written Instructions to the contrary.

          “BNY Mellon Affiliate” shall mean any direct or indirect subsidiary of The Bank of New York Mellon Corporation.

          “Board” shall mean the Board of Directors or Board of Trustees of the Fund, as applicable.

          “Book-Entry System” shall mean the U.S. Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

          “Business Day” shall mean any day on which the Custodian and relevant Depositories and Foreign Custodians are open for business.

          “Certificate” shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian by letter, facsimile transmission or secure electronic transmission of a scanned copy and signed on behalf of the Fund by two (2) Authorized Persons or persons reasonably believed by the Custodian to be Authorized Persons.

          “Country Risk” shall mean systemic risks of holding assets in a particular country including but not limited to (a) such country’s financial infrastructure; (b) such country’s prevailing custody and settlement practices; (c) nationalization, expropriation or other governmental actions; (d) such country’s regulation of the banking or securities industry; (e) currency controls, restrictions, devaluations or fluctuations; and (f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

          “Data Providers” shall mean pricing vendors, analytics providers, brokers, dealers, investment managers, Authorized Persons, Subcustodians, Depositories and any other Person providing Market Data to the Custodian.

          “Data Terms Website” shall mean http://bnymellon.com/products/assetservicing/vendoragreement.pdf or any successor website the address of which is provided by the Custodian to the Fund.

          “Depository” shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency or securities depository registered with the Securities and Exchange Commission identified to the Fund by the Custodian from time to time, and (d) the respective successors and nominees of the foregoing.

          “Earnings Credits” shall mean for any given day during a calendar year the amount calculated in accordance with the earnings credit formula agreed upon in writing from time to time.

          “Foreign Custodian” shall mean a bank or other financial institution (other than a Foreign Depository) located outside the U.S. which is utilized by the Custodian, in connection with the purchase, sale or custody of Securities or cash hereunder and is identified to the Fund from time to time by the Custodian.

          “Foreign Depository” shall mean any Eligible Securities Depository, as defined in Rule 17f-7 under the1940 Act, identified to the Fund by the Custodian from time to time.

          “Instructions” shall mean Written Instructions, S.W.I.F.T., on-line communications or other method or system, each as specified by the Custodian as available for use in connection with the services hereunder.

          “Losses” shall mean, collectively, losses, costs, expenses, damages, liabilities and claims, including reasonable counsel fees and expenses.

          “Market Data” shall mean pricing or other data related to Securities and other assets. Market data includes but is not limited to security identifiers, valuations, bond ratings, classification data, and other data received from Data Providers.”Non-Custody Assets” shall have the meaning set forth in Section 10.1.

          “Oral Instructions” shall mean instructions expressed in spoken words received by the Custodian. Where the Custodian provides recorded lines for this purpose, such instructions must be given using such lines.

          “Person” or “Persons” shall mean any entity or individual.

          “Securities” shall include, without limitation, any common stock and other equity securities, depository receipts, limited partnership and limited liability company interests, bonds, debentures and other debt securities, notes or other obligations; and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository, with a Foreign Custodian or on the books of the issuer).

          “Selected Country” or “Selected Countries” shall have the meaning set forth in Section 2.6.

          “Series” shall mean the various portfolios, if any, of a Fund listed on Schedule 1 hereto, and if none are listed references to Series shall be references to the Fund.

          “Tax Obligations” shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses.

          “Written Instructions” shall mean written communications, including a Certificate, received by the Custodian by overnight delivery, postal services or facsimile transmission.

          1.2        Establishment of Account. (a) The Fund hereby appoints the Custodian as the custodian of all Securities and cash at any time delivered to the Custodian to be held under this Agreement. The Custodian hereby accepts such appointment and agrees to establish and maintain one or more accounts for each Series in which the Custodian will hold Securities and cash as provided herein. Such accounts (each, an “Account,” and collectively, the “Accounts”) shall be in the name of the Fund and Series, if any.

          (b)        The Custodian may from time to time establish on its books and records such sub-accounts within each Account as the Fund and the Custodian may agree upon (each a “Special Account”), and the Custodian shall reflect therein such assets as the Fund may specify in Instructions.

          (c)        The Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, future commission merchant or other third party identified in Instructions such accounts on such terms and conditions as the Fund and the Custodian shall agree, and the Custodian shall transfer to such account such Securities and money as the Fund may specify in Instructions.

          1.3        Representations and Warranties. The Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each giving of Oral Instructions or Instructions by the Fund, that:

          (a)         It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

          (b)        This Agreement has been duly authorized, executed and delivered by the Fund, approved by a resolution of its board, constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

          (c)         It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;

          (d)         It will not use the services provided by the Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Fund;

          (e)         It (i) is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions to the Custodian, (ii) shall, and shall cause each Authorized Person to, safeguard and treat with extreme care any user and authorization codes, passwords and/or authentication keys, (iii) understands that there may be more secure methods of transmitting or delivering the same than the methods selected by it, and (iv) agrees that the security procedures (if any) to be followed in connection therewith provide a commercially reasonable degree of protection in light of its particular needs and circumstances; and

          (f)         It shall impose and maintain restrictions on the destinations to which cash may be disbursed by Instructions to ensure that each disbursement is for a proper purpose.

          1.4        Distributions. The Custodian shall make distributions or transfers out of an Account pursuant to Instructions. In making payments to service providers pursuant to Instructions, the Fund acknowledges that the Custodian is acting as a paying agent, and not as the payor, for tax information reporting and withholding purposes.

          1.5        Authorized Instructions. The Custodian shall be entitled to rely upon any Oral Instructions or Instructions actually received by the Custodian and reasonably believed by the Custodian to be from one or more Authorized Persons and within the authority of such Authorized Person(s) (“Authorized Instructions”). Notwithstanding any other provision included in this Agreement, Written Instructions relating to the disbursement of moneys of the Fund other than in connection with the purchase, sale or settlement of Securities, shall be in the form of a Certificate. The Fund agrees that an Authorized Person or Authorized Persons shall forward to the Custodian Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to the Custodian. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder, provided such Oral Instructions are Authorized Instructions.

          1.6        Authentication. If the Custodian receives Instructions that appear on their face to have been transmitted by an Authorized Person via (i) facsimile with signatures that are reasonably believed to be those of Authorized Persons, or (ii) secure electronic transmission containing applicable authorization codes, passwords or authentication keys, the Fund understands and agrees that the Custodian cannot determine the identity of the actual sender of such Instructions and that the Custodian shall be entitled to conclusively presume that such Instructions have been sent by an Authorized Person. The Fund shall take reasonable steps to ensure that only Authorized Persons transmit such Instructions to the Custodian and that all Authorized Persons treat applicable user and authorization codes, passwords and authentication keys with extreme care.

          1.7        On-Line Systems. If an Authorized Person elects to transmit Instructions through an on-line communication system offered by the Custodian, the use thereof shall be subject to any terms and conditions contained in a separate written agreement. If the Fund or an Authorized Person elects, with the Custodian’s prior consent, to transmit Instructions through an on-line communications service owned or operated by a third party, the Fund agrees that the Custodian shall not be responsible or liable for the reliability or availability of any such service.

SECTION 2 – CUSTODY SERVICES

          2.1        Holding Securities. (a) Subject to the terms hereof, the Fund hereby authorizes the Custodian to hold any Securities in registered form in the name of the Custodian or one of its nominees. Securities held for the Fund hereunder shall be segregated on the Custodian’s books and records from the Custodian’s own property. The Custodian shall be entitled to utilize, subject to subsection (b) of this Section 2.1, Depositories, subject to subsection (c) of this Section 2.1, Foreign Depositories and subject to Section 2.6, Foreign Custodians, in connection with its performance hereunder. Securities and cash held through Foreign Custodians shall be held subject to the terms and conditions of the Custodian’s agreements with such Foreign Custodians. Securities and cash deposited by the Custodian in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity. Foreign Custodians may be authorized to hold Securities in Depositories or Foreign Depositories in which such Foreign Custodians participate. Unless otherwise required by local law or practice or a particular Foreign Custodian agreement, Securities deposited with Foreign Custodians, Depositories or Foreign Depositories will be held in a commingled account in the name of the Custodian for the Funds. The Custodian shall identify on its books and records the Securities and cash belonging to the Fund, whether held directly or indirectly through Foreign Custodians, Depositories or Foreign Depositories. The Custodian shall, directly or indirectly through Foreign Custodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired.

          (b)        With respect to each Depository, the Custodian (i) notwithstanding Section8.1, shall exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Securities or financial assets deposited or held in such Depository, and (ii) will provide, promptly upon request by the Fund, such reports as are available concerning the internal accounting controls and financial strength of the Custodian.

          (c)        With respect to each Foreign Depository, the Custodian shall (i) provide the Fund with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, (ii) monitor such custody risks on a continuing basis and (iii) promptly notify the Fund of any material change in such risks or if the Foreign Depository is no longer an Eligible Securities Depository under Rule 17f-7 of the 1940 Act. Notwithstanding Section 8.1, the Custodian will exercise reasonable care, prudence and diligence in performing its obligations under this subsection 2.1(c). The Fund acknowledges and agrees that the Custodian’s analysis and monitoring of custody risks associated with maintaining assets with a Foreign Depository shall be made on the basis of, and limited by, information gathered from Foreign Custodians or through publicly available information otherwise obtained by the Custodian, and shall not include any evaluation of Country Risks.

          2.2        Agents. The Custodian may appoint agents, including BNY Mellon Affiliates, on such terms and conditions as it deems appropriate to perform its services hereunder provided that the Fund’s securities and cash are not deemed to be in the custody of such agent for purposes of the applicability of the 1940 Act. Except as otherwise specifically provided herein, no such appointment shall discharge the Custodian from its obligations hereunder.

          2.3        Custodian Actions without Direction. With respect to Securities held hereunder, the Custodian shall:

                       a.        Collect income and other payments due to the Account;

                       b.        Carry out any exchanges of Securities or other corporate actions not requiring discretionary decisions;

                       c.        Forward to the Fund or its designee proxy materials and otherwise facilitate access by the Fund or its designee to ballots or online systems to assist in the voting of proxies received for eligible positions of Securities held in the Account;

                       d.        Forward to the Fund or its designee information (or summaries of information) that the Custodian receives from Depositories or Foreign Custodians concerning Securities in the Account;

                       e.        Forward to the Fund or its designee notices of bankruptcy cases relating to Securities held in the Account and notices of any required action related to such bankruptcy cases as may be received by the Custodian;

                       f.        Forward to the Fund or its designee notices and other materials relating to class actions in which the Fund may be eligible to participate as may be received by the Custodian;

                       g.        Forward to the Fund or its designee information received by the Custodian regarding ownership rights pertaining to property held for the Fund;

                       h.        Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Fund;

                       i.        Endorse for collection checks, drafts or other negotiable instruments; and

                       j.        Execute and deliver, solely in its custodial capacity, certificates, documents or instruments incidental to the Custodian’s performance under this Agreement.

          2.4        Custodian Actions with Direction. The Custodian shall take the following actions in the administration of the Account only pursuant to Authorized Instructions:

                       a.        Settle purchases and sales of Securities and process other transactions, including free receipts and deliveries to a broker, dealer, future commission merchant or other third party specified in Instructions;

                       b.        Take actions necessary to settle transactions in connection with futures or options contracts, short-selling programs, foreign exchange or foreign exchange contracts, swaps and other derivative investments; and

                       c.        Deliver Securities in the Account if an Authorized Person advises the Custodian that the Fund has entered into a separate securities lending agreement, provided that the Fund executes such agreements as the Custodian may require in connection with such arrangements.

          2.5        Foreign Exchange Transactions. (a) For the purpose of settling Securities and foreign exchange transactions, the Fund shall provide the Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction. The Custodian shall provide the Fund with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by the Custodian from Foreign Custodians, Depositories, and Foreign Depositories. Such funds shall be in U.S. dollars or such other currency as the Fund may specify to the Custodian.

          (b)        The Fund may issue standing Instructions with respect to foreign exchange transactions, but the Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund.

          2.6        Foreign Custody Manager Services. (a) The Fund, on behalf of its Board, delegates to the Custodian, and the Custodian hereby agrees to accept, responsibility as the Fund’s foreign custody manager for selecting, contracting with and monitoring Foreign Custodians in the countries set forth on Schedule 2 (each, a “Selected Country” and collectively, the “Selected Countries”) in accordance with Rule 17f-5(c).

          (b)        Schedule 2 may be amended from time to time to add or delete Selected Countries by written agreement signed by an Authorized Person of the Fund and the Custodian, but the Custodian reserves the right to delete jurisdictions upon reasonable notice to the Fund.

          (c)        Custodian shall provide written reports notifying the Board of the placement of Fund assets with a particular Foreign Custodian. Such reports shall be provided to the Board quarterly, except as otherwise agreed by the Custodian and the Fund. The Custodian shall promptly notify the Board, in writing, of any material change in the Fund’s foreign custody arrangements.

          (d)        In each case in which the Custodian has exercised delegated authority to place Fund assets with a Foreign Custodian, the Custodian shall monitor the appropriateness of maintaining the assets with such Foreign Custodian, and the performance of the Foreign Custodian under its contract with the Custodian, in accordance with Rule 17f-5(c)(3). The Custodian shall notify the Fund as soon as possible if an arrangement with a Foreign Custodian no longer meets the requirements of Rule 17f-5, so that the Fund may withdraw its assets in accordance with Rule 17f-5(c)(3)(ii).

          (e)        In exercising the delegated authority under this Section 2.6 of this Agreement, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Fund assets would exercise in like circumstances. Contracts with Foreign Custodians shall comply with Rule 17f-5(c)(2), and provide for reasonable care for Fund assets based on the standards applicable to Foreign Custodians in the Selected Country. In making this determination, the Custodian shall consider the factors set forth in Rule 17f-5(c)(1). In addition, the Custodian shall hold the Fund harmless from, and indemnify the Fund against, any loss, action, claim, demand, expense and proceeding, including counsel fees, that occurs as a result of the failure of any Foreign Custodian to exercise reasonable care with respect to the safekeeping of securities and monies of the Fund. Notwithstanding the generality of the foregoing, however, the Custodian shall not be liable for any losses resulting from Country Risk.

SECTION 3 – CORPORATE ACTIONS

          3.1        Custodian Notification. The Custodian shall notify the Fund or its designee of rights or discretionary corporate actions as promptly as practicable under the circumstances, provided that the Custodian has actually received notice of such right or discretionary corporate action from the relevant Foreign Custodian, Depository or otherwise. Absent actual receipt of such notice, the Custodian shall have no liability for failing to so notify the Fund.

          3.2        Direction. Whenever there are voluntary rights that may be exercised or alternate courses of action that may be taken by reason of the Fund’s ownership of Securities, the Fund or its designee shall be responsible for making any decisions relating thereto and for directing the Custodian to act. In order for the Custodian to act, it must receive Instructions using the Custodian generated form or clearly marked as instructions for the decision at the Custodian’s offices addressed as the Custodian may from time to time request, by such time as the Custodian shall advise the Fund or its designee. Absent the Custodian’s receipt of such Instructions by such deadline, the Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

          3.3        Voting Rights. All voting rights with respect to Securities, however registered, shall be exercised by the Fund or its designee. The Custodian will make available to the Fund proxy voting services upon the request of, and for the jurisdictions selected by, the Fund in accordance with terms and conditions to be mutually agreed upon by the Custodian and the Fund.

          3.4        Partial Redemptions, Payments, Etc. The Custodian shall promptly advise the Fund or its designee upon its notification of a partial redemption, partial payment or other action with respect to a Security affecting fewer than all such Securities held within the Account. If the Custodian, any Foreign Custodian, Depository or Foreign Depository holds any Securities affected by one of the events described, the Custodian, the Foreign Custodian, Depository or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

SECTION 4 - SETTLEMENT OF TRADES

          4.1     Payments. Promptly after each purchase or sale of Securities by the Fund, an Authorized Person shall deliver to the Custodian Instructions specifying all information necessary for the Custodian to settle such purchase or sale. For the purpose of settling purchases of Securities, the Fund shall provide the Custodian with sufficient immediately available funds for all such transactions by such time and date as conditions in the relevant market dictate.

          4.2     Contractual Settlement and Income. The Custodian may, as a matter of bookkeeping convenience, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until the Custodian’s actual receipt of final payment and may be reversed by the Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until the Custodian shall have received immediately available funds that under applicable local law, rule or practice are irreversible and not subject to any security interest, levy or other encumbrance, and that are specifically applicable to such transaction.

          4.3     Trade Settlement. The Fund acknowledges that transactions will be settled using practices customary in the jurisdiction or market where the transaction occurs and assumes full responsibility for all risks involved in connection with the Custodian’s delivery of Securities pursuant to Authorized Instructions in accordance with local market practice. The Custodian agrees that where consistent with local market practice (a) if instructed to deliver Securities against receipt of payment, delivery of such Securities and receipt of payment therefor must be completed simultaneously and that (b) if instructed to deliver payment against receipt of securities, delivery of such payment and receipt of securities therefor must be completed simultaneously. If unable to do so, the Custodian will notify the Fund as soon as practicable after receipt of Authorized Instructions.

SECTION 5 – DEPOSITS AND ADVANCES

          5.1     Deposits. The Custodian may hold cash in Accounts or may arrange to have such cash held by a Foreign Custodian. Where cash is on deposit with the Foreign Custodian, it will be subject to the terms of this Agreement and such deposit terms and conditions as may be issued by the Foreign Custodian from time to time, including rates of interest and deposit account access.

          5.2     Sweep and Float. Cash may be swept as directed by the Fund or its investment manager to investment vehicles offered by the Custodian or to other investment vehicles. Cash may be uninvested when it is received or reconciled to an Account after the deadline to be swept into a target vehicle, or when held for short periods of time related to transaction settlements. The Fund acknowledges that the Custodian’s compensation includes (i) the interest earned by the Custodian on cash balances in Accounts, less the Earnings Credits received and applied by the Fund pursuant to Section 8.6, and (ii) interest earned by the Custodian on other cash balances held by the Custodian, including disbursement balances and balances arising from purchase and sale transactions, as disclosed in the Custodian’s float policy.

          5.3     Overdrafts and Indebtedness. The Custodian may, in its sole discretion, advance funds in any currency hereunder. If an overdraft occurs in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if the Fund is for any other reason indebted to the Custodian, the Fund agrees to repay the Custodian on demand or upon becoming aware of the amount of the advance, overdraft or indebtedness, plus accrued interest at a rate agreed to in writing from time to time, except that any overdraft resulting from an error by the Custodian shall bear no interest.

          5.4     Securing Repayment. In order to secure repayment of the Fund’s obligations to the Custodian, the Fund hereby agrees that the Custodian shall have, to the maximum extent permitted by law, a continuing lien and security interest in, and right of setoff against: (a) all of the Fund’s right, title and interest in and to all Accounts in the Fund’s name and the Securities, money and other property now or hereafter held in such Accounts (including proceeds thereof) and (b) any other property at any time held by the Custodian for the Fund. In the event the Custodian has such a legally permissible continuing lien and security interest, the Custodian shall be entitled to collect from the Accounts sufficient cash for reimbursement, and if such cash is insufficient, to sell the Securities in the Accounts to the extent necessary to obtain reimbursement (but only to the extent permitted by the 1940 Act). In this regard, the Custodian shall be entitled to all the rights and remedies of a pledgee and secured creditor of a registered investment company under applicable laws, rules or regulations as then in effect.

          5.5     Setoff. The Custodian has the right to debit any cash in the Accounts for any amount payable by the Fund in connection with any and all obligations owed by the Fund to the Custodian.

          5.6     Bank Borrowings. If the Fund borrows money from any bank (including the Custodian if the borrowing is pursuant to a separate agreement) for investment or for temporary or emergency purposes using Securities held by the Custodian hereunder as collateral for such borrowings, the Fund shall deliver to the Custodian Instructions specifying with respect to each such borrowing: (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount of the borrowing, (d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Fund on the borrowing date, (f) the Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the 1940 Act and the Fund’s prospectus. The Custodian shall deliver on the borrowing date specified in Instructions the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Instructions. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in Instructions to collateralize further any transaction described in this Section. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in Instructions the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities.

SECTION 6 – SALE AND REDEMPTION OF SHARES; PAYMENT OF DIVIDENDS AND DISTRIBUTIONS

          6.1     Closed-End Funds. With regard to any Fund that is a closed-end Fund,

                    a.        Whenever the Fund shall sell any shares issued by the Fund (“Shares”), it or its agent shall deliver to the Custodian Instructions specifying the amount of money and/or Securities to be received by the Custodian for the sale of such Shares and specifically allocated to an Account for the Fund. Upon receipt of such money, the Custodian shall credit such money to an Account in the name of the Fund. Whenever the Fund desires the Custodian to make payment out of the money held by the Custodian hereunder in connection with a redemption of any Shares, it or its agent shall furnish to the Custodian Instructions specifying the total amount to be paid for such Shares. The Custodian shall make payment of such total amount to the transfer agent specified in such Instructions out of the money held in an Account of the Fund.

                    b.        Whenever the Fund shall determine to pay a dividend or distribution on Shares, it or its agent shall furnish to the Custodian Instructions setting forth the date of the declaration of such dividend or distribution, the total amount payable, and the payment date. Upon the payment date specified in such Instructions, the Custodian shall pay out of the money held for the account of the Fund the total amount payable to the dividend agent of the Fund.

          6.2     Cash Management Agreements. With regard to any Fund that is not a closed-end fund, the parties acknowledge that their respective obligations with regard to the sale and redemption of shares issued by the Fund, and the payment of Fund dividends and distributions, are set forth in one or more separate cash management agreements between the Custodian and the Fund.

SECTION 7 – TAXES, REPORTS AND RECORDS

          7.1     Tax Obligations. The Fund shall be liable for all taxes, assessments, duties and other governmental charges, including interest and penalties, with respect to any cash and Securities held on behalf of the Fund and any transaction related thereto. To the extent that the Custodian has received relevant and necessary information with respect to the Account, the Custodian shall perform the following services with respect to Tax Obligations:

                    a.        The Custodian shall, upon receipt of sufficient information, file claims for exemptions or refunds with respect to withheld foreign (non-United States) taxes in instances in which such claims are appropriate;

                    b.        The Custodian shall withhold appropriate amounts, as required by United States tax laws, with respect to amounts received on behalf of nonresident aliens upon receipt of Instructions; and

                    c.        The Custodian shall provide to the Fund such information received by the

Custodian that could, in the Custodian’s reasonable belief, assist the Fund or its designee in the submission of any reports or returns with respect to Tax Obligations. An Authorized Person shall inform the Custodian in writing as to which party or parties shall receive information from the Custodian.

          7.2     Pricing and Other Data. The Fund acknowledges that if providing the Fund with Market Data related to the Account, the Custodian may use Data Providers. The Custodian may follow Authorized Instructions in providing pricing or other Market Data, even if such instructions direct the Custodian to override its usual procedures and Market Data sources. The Custodian shall not be liable for any Losses incurred as a result of errors or omissions with respect to any Market Data utilized by the Custodian or the Fund hereunder. Market Data may be the intellectual property of the Data Providers, which may impose additional terms and conditions upon the Fund’s use of the Market Data. The additional terms and conditions can be found on the Data Terms Website. Should the Fund choose to use the Market Data, the Fund shall agree to the applicable terms as they are posted in the Data Terms Website from time to time.

          7.3     Statements and Reports. The Custodian shall make available to the Fund a monthly report of all transfers to or from the Accounts and a statement of all holdings in the Accounts as of the last Business Day of each month. The Fund may elect to receive certain information electronically through secure transmissions to an email address specified by it for such purpose. If the Fund elects to use unencrypted electronic communications for this purpose, the Fund acknowledges that such transmissions may be insecure.

          7.4     Books and Records. The books and records pertaining to the Fund which are in possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and the rules thereunder. The Fund, or its authorized representatives, shall have access to such books and records during the Custodian’s normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or its authorized representative. Upon the reasonable request of the Fund, the Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by the Custodian on a computer disc, or are similarly maintained.

          7.5     Required Disclosure. With respect to Securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires the Custodian to disclose to issuers, upon their request, the name, address and securities position of the Custodian’s clients who are “beneficial owners” (as defined in the Act) of the issuer’s Securities, unless the beneficial owner objects to such disclosure. The Act defines a “beneficial owner” as any person who has or shares the power to vote a security (pursuant to an agreement or otherwise) or who directs the voting of a security. The Custodian shall contact the Fund’s investment adviser with respect to the relevant Securities to make the decision whether it objects to the disclosure of its beneficial owner’s name, address and securities position to any U.S. issuer that requests such information pursuant to the Act.

          With respect to Securities issued outside the United States, the Custodian shall disclose information required by law, regulation, rules of a stock exchange or organizational documents of an issuer. The Custodian is also authorized to supply any information regarding the Accounts that is required by any law, regulation or rules now or hereafter in effect. The Fund agrees to supply the Custodian with any required information if it is not otherwise reasonably available to the Custodian.

          7.6     Tools. From time to time the Custodian may make available to the Fund or its agent(s) certain computer programs, products, services, reports or information (including, without limitation, information obtained by the Custodian from third parties and information reflecting the Custodian’s input, evaluation and interpretation (collectively, “Tools”). The Fund’s use of any such Tools shall be subject to the terms and conditions as mutually agreed between the parties.

SECTION 8 – PROVISIONS REGARDING THE CUSTODIAN

          8.1     Standard of Care. Except as otherwise provided in Sections 2.1(b) and (c), in performing its duties under this Agreement, the Custodian shall exercise the standard of care and diligence that a professional custodian would observe in these affairs.

          8.2     Limitation of Duties and Liability. Notwithstanding anything contained elsewhere in this Agreement, the Custodian’s liability hereunder is limited as follows:

                    a.         The duties of the Custodian shall only be those specifically undertaken pursuant to this Agreement and shall be subject to such limits on liability as are set out herein;

                    b.         The Custodian shall not be liable for any Losses incurred by or asserted against the Custodian except those Losses arising out of the Custodian’s negligence or willful misconduct;

                    c.         The Custodian shall not be responsible for the title, validity or genuineness of any Securities or evidence of title thereto received by it or delivered by it pursuant to this Agreement or for Securities held hereunder being freely transferable or deliverable without encumbrance in any relevant market;

                    d.         The Custodian shall have no duty to take any action to collect any amount payable on Securities in default or if payment is refused after due demand and presentment unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its reasonable costs and expenses in connection with any such action;

                    e.         The Custodian may obtain the advice of outside counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice;

                    f.         The Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account and shall have no liability with respect to the Fund’s or an Authorized Person’s decision to invest in Securities or to hold cash in any currency; and

                    g.         The Custodian shall have no responsibility if the rules or procedures imposed by Depositories or Foreign Depositories, exchange controls, asset freezes or other laws, rules, regulations or orders at any time prohibit or impose burdens or costs on the transfer to, by or for the account of the Fund of Securities or cash.

                    h.         Under no circumstances shall either party be liable to, or be required to indemnify, the other or any third party for indirect, consequential or special damages arising in connection with this Agreement.

          8.3     Gains. Where an error or omission has occurred under this Agreement, the Custodian may take such remedial action as it considers appropriate under the circumstances and, provided that the Fund is put in the same or equivalent position as it would have been in if the error or omission had not occurred, any favorable consequences of the Custodian’s remedial action shall be solely for the account of the Custodian.

          8.4     Force Majeure. Notwithstanding anything in this Agreement to the contrary, the Custodian shall not be responsible or liable for any failure to perform under this Agreement or for any Losses to the Account resulting from any event beyond the reasonable control of the Custodian, provided that Custodian has taken reasonable steps to prevent and mitigate reasonably foreseeable events, and provided further that such reasonable steps shall include, without limitation, implementation of business continuity policies and procedures appropriate to the performance of this Agreement.

          8.5     Fees. The Fund shall pay to the Custodian the fees and charges as may be specifically agreed upon in writing from time to time. The Fund shall also reimburse the Custodian for out-of-pocket expenses that are a normal incident of the services provided hereunder, provided that such expenses shall only include those types of expenses agreed upon in writing from time to time.

          8.6     Earnings Credits. The Fund shall receive a credit for each calendar month against such compensation and fees of the Custodian as may be payable by the Fund in an amount equal to the aggregate of its Earnings Credit for such calendar month. In no event may such credit be transferred to, or utilized by, any other person or entity, except to the extent permitted by law, and then only to or by The Dreyfus Corporation, its affiliates and/or any investment company now or in the future for which The Dreyfus Corporation or any of its affiliates acts as the investment adviser or administrator (each, a “Permitted Transferee”).

                    The credit shall be applied as follows and only in the specified order:

                    (i)         First, applied against the compensation and fees, including overdraft charges but not including out-of-pocket expenses, payable by the Fund to the Custodian under this Agreement for such month;

                    (ii)         Second, applied against the compensation and fees, including overdraft charges but not including out-of-pocket expenses payable by the Fund to the Custodian under this Agreement for any of the months next succeeding the calendar month to which such credit originally related ending with the last month of the calendar year, unless the application period is extended beyond calendar year-end by written agreement of the parties.

                    (iii)          Transferred to or utilized by a Permitted Transferee and applied as set forth in sub-sections (i) and (ii) above as if such Permitted Transferee were the Fund.

SECTION 9 – AMENDMENT; TERMINATION; ASSIGNMENT

          9.1     Amendment. This Agreement may be amended only by written agreement between the Fund and the Custodian.

          9.2     Termination. (a)     Either party may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination which in the case of notice by the Fund shall be not less than ninety (90) days and in the case of notice by the Custodian shall be not less than 270 days after the date of such notice.

                    (b)         Either party, immediately upon written notice to the other party, may terminate this Agreement upon the merger or bankruptcy of the other party.

                    (c)         The Fund may at any time terminate this Agreement if the Custodian has materially breached its obligations under this Agreement and such breach has remained uncured for a period of thirty days after the Custodian’s receipt from the Fund of written notice specifying such breach.

                    (d)         This Agreement will terminate automatically with respect to a Fund or Series when such Fund or Series is liquidated or merged out of existence or when such Fund or Series transfers all or substantially all of its assets and liabilities to another investment company or series thereof, effective upon such liquidation, merger or transfer.

                    (e)         This Agreement may be terminated with respect to one or more Funds or Series and remain effective with respect to other Funds or Series.

                    Upon termination hereof, the Fund shall pay to the Custodian such compensation as may be due to the Custodian, and shall likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian hereunder. The Custodian shall follow such reasonable Instructions concerning the transfer of custody of records, Securities and other items as the Fund shall give; provided that (a) the Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any Securities or cash remain in any Account after termination, the Custodian may deliver to the Fund such Securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.

          9.3     Successors and Assigns. Neither the Fund nor the Custodian may assign this Agreement without the prior written consent of the other. Any entity that shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the institutional custody business of the Custodian shall, upon such succession and approval by the Fund, be and become successor the Custodian hereunder. This Agreement shall be binding upon, and inure to the benefit of, the Fund and the Custodian and their respective successors and permitted assigns.

SECTION 10 – ADDITIONAL PROVISIONS

          10.1     Non-Custody Assets. As an accommodation to the Fund, the Custodian provides consolidated recordkeeping services pursuant to which the Custodian reflects on statements certain securities and other assets not held by, or under the control of, the Custodian. Non-Custody Assets shall be designated on Custodian’s books as “shares not held” or by other similar characterization. The Fund acknowledges and agrees that it shall have no security entitlement against the Custodian with respect to Non-Custody Assets, that the Custodian shall rely, without independent verification, on information provided by the Fund, its designee or the entity having custody regarding Non-Custody Assets (including but not limited to positions and market valuations), and that the Custodian shall have no responsibility whatsoever with respect to the existence of the Non-Custody Assets, provided however that the Custodian will record and report such Non-Custody Assets in accordance with its standard of care.

          10.2     Appropriate Action. The Custodian is hereby authorized and empowered, in its sole discretion, to take any action with respect to an Account that it deems necessary or appropriate in carrying out the purposes of this Agreement.

          10.3     Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the state of New York without regard to its conflicts of law provisions. The parties consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute hereunder. The Fund irrevocably waives any objection it may now or hereafter have to venue in such court and any claim that a proceeding brought in such court has been brought in an inconvenient forum. The parties hereby expressly waive, to the full extent permitted by applicable law, any right to trial by jury with respect to any judicial proceeding arising from or related to this Agreement. The parties agree that the establishment and maintenance of the Accounts, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the state of New York.

          10.4     Authority. Each party represents and warrants to the other that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind such party to this Agreement, and that the Agreement constitutes its binding obligation enforceable in accordance with its terms.

          10.5     USA PATRIOT Act. The Fund hereby acknowledges that the Custodian is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Custodian must obtain, verify and record information that allows the Custodian to identify the Fund. Accordingly, prior to opening an Account hereunder, the Custodian will ask the Fund to provide certain information including, but not limited to, the Fund’s name, physical address, tax identification number and other information that will help the Custodian to identify and verify the Fund’s identity, such as organizational documents, certificate of good standing, or other pertinent identifying information. The Fund acknowledges that the Custodian will not open an Account hereunder unless and until the Custodian verifies the Fund’s identity in accordance with the Custodian’s CIP.

          10.6       Non-Fiduciary Status. The Fund hereby acknowledges and agrees that the Custodian is not a fiduciary by virtue of accepting and carrying out its obligations under this Agreement, is not acting as a collateral agent and has not accepted any fiduciary duties, responsibilities or liabilities with respect to its services hereunder.

          10.7       Notices. Notices shall be in writing and shall be addressed to the Custodian or the Fund at the address set forth on the signature page or such other address as either party may designate in writing to the other. All notices shall be effective upon receipt.

          10.8       Entire Agreement. This Agreement and any related fee agreement constitute the entire agreement with respect to the matters dealt with herein, and supersede all previous agreements, whether oral or written, and documents with respect to such matters.

          10.9       Necessary Parties. All of the understandings, agreements, representations and warranties contained herein are solely for the benefit of the Fund and the Custodian, and there are no other parties who are intended to be benefited by this Agreement.

          10.10     Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts when taken together shall constitute but one and the same instrument and may be sufficiently evidenced by one set of counterparts.

          10.11     Confidentiality. (a)     The Custodian agrees that, except as required by law, the Custodian will keep confidential all records and information in its possession relating to the fund (“Fund Confidential Information”), will not disclose Fund Confidential Information to any person except at the request or with the consent of the Fund and will not use Fund Confidential Information except to perform its obligations under this Agreement. Fund Confidential Information shall include, but not be limited to, portfolio holdings and transaction counterparties.

                        (b)        The Custodian hereby represents and warrants it has implemented measures reasonably designed to safeguard Fund Confidential Information. The Custodian shall upon request provide to the Fund such audit reports, or summaries thereof, concerning data security that it makes available to its clients generally. The Custodian shall notify the Fund promptly of any unauthorized access to or use of Fund Confidential Information in the Custodian’s possession if the Custodian learns of or discovers any unauthorized access.

                        (c)        The Custodian acknowledges and agrees that the unauthorized use or disclosure of Fund Confidential Information may result in immediate and irreparable injury to the Funds, or a Fund or to an affiliate thereof, for which monetary damages may not be adequate. Therefore, in the event that the Custodian or any subcontractor or any employee of the Custodian, or of any subcontractor, uses or discloses Fund Confidential Information in breach of the Custodian’s obligations under this Agreement, or in the Fund’s good faith opinion any such party is likely to use or disclose Fund Confidential Information in breach of the Custodian’s obligations under this Agreement, then the Fund shall, in addition to any other rights it may have under this Agreement or in law, be entitled to equitable relief, including, but not limited to, temporary and permanent injunctive relief and specific performance. In addition, the Custodian agrees that the Fund shall be entitled to recover any pecuniary gain realized by the Custodian from the unauthorized use or disclosure of any Fund Confidential Information.

          10.12     Additional Funds. In the event that any investment company in addition to those listed on Schedule 1 hereto desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees to provide such services, such investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth herein.

          10.13     Additional Series. In the event that any Fund establishes one or more series of shares in addition to those set forth on Schedule 1 hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees to provide such services, such series of shares shall become a Series hereunder.

          10.14     Massachusetts Business Trusts. The Custodian acknowledges that for Funds organized as Massachusetts business trusts, the Fund’s Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts; this Agreement is executed on behalf of the Fund by an officer of the Fund acting as such and not in an individual capacity; and the obligations of this Agreement are not binding upon the officers, trustees or shareholders of the Fund individually but are binding only upon the assets and property of the Fund or upon the assets belonging to the Fund’s Series, as applicable.

          10.15     Separate Agreements. Notwithstanding any other provision, the relationship and agreements set forth in this Agreement with respect to each Fund shall be several, separate and distinct from those of each other Fund to the same effect as would be the case if each Fund executed a separate Agreement in the form hereof without execution thereof by any other such Fund.

          10.16     Limitation of Liability. The Custodian acknowledges that obligations or liabilities of a Series refer to obligations or liabilities of the Fund of which such Series is a part and such obligations or liabilities shall be satisfied only from the assets of such Series and not from the assets of other Series of such Fund.

[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Authorized Officer of:			Authorized Officer of:

the Funds listed on Schedule A hereto.			THE BANK OF NEW YORK MELLON

By:	/s/	Bradley J. Skapyak	By:	/s/	Peter D. Holland

Name:		Bradley J. Skapyak	Name:		Peter D. Holland

Title:		President	Title:	Managing Director

Date:		1/3/2011	Date:	1/5/2011

Address for Notice:	Address for Notice:
The Bank of New York Mellon
c/o The Dreyfus Corporation	c/o BNY Mellon Asset Servicing

200 Park Avenue	One Wall Street

New York, NY 10166	New York, NY 10286

Attention: James Windels	Attention: Peter Holland

With a copy to:

The Dreyfus Corporation
200 Park Avenue
New York, NY 10166
Attention: Michael A. Rosenberg

SCHEDULE 1

FUNDS

Advantage Funds, Inc.
Dreyfus Emerging Leaders Fund
Dreyfus Global Absolute Return Fund
Dreyfus Global Real Return Fund
Dreyfus International Value Fund
Dreyfus Opportunistic Midcap Value Fund
(formerly, Dreyfus Midcap Value Fund)
Dreyfus Opportunistic Small Cap Fund
(formerly, Dreyfus Small Company Value Fund)
Dreyfus Strategic Value Fund
Dreyfus Structured Midcap Fund
Dreyfus Technology Growth Fund
Dreyfus Total Return Advantage Fund
Global Alpha Fund
BNY Mellon Funds Trust
BNY Mellon Balanced Fund
BNY Mellon Bond Fund
BNY Mellon Emerging Markets Fund
BNY Mellon Focused Equity Opportunities Fund
BNY Mellon Income Stock Fund
BNY Mellon Intermediate Bond Fund
BNY Mellon Intermediate U.S. Government Fund
BNY Mellon International Appreciation Fund
BNY Mellon International Fund
BNY Mellon Large Cap Market Opportunities Fund
BNY Mellon Large Cap Stock Fund
BNY Mellon Massachusetts Intermediate Municipal Bond Fund
BNY Mellon Money Market Fund
BNY Mellon Mid Cap Stock Fund
BNY Mellon Municipal Opportunities Fund
BNY Mellon National Intermediate Municipal Bond Fund
BNY Mellon National Municipal Money Market Fund
BNY Mellon National Short-Term Municipal Bond Fund
BNY Mellon New York Intermediate Tax-Exempt Bond Fund
BNY Mellon Pennsylvania Intermediate Municipal Bond Fund
BNY Mellon Short-Term U.S. Government Securities Fund
BNY Mellon Small Cap Stock Fund
BNY Mellon Small/Mid Cap Fund
BNY Mellon Tax-Sensitive Large Cap Multi Strategy Fund
BNY Mellon U.S. Core Equity 130/30 Fund
CitizensSelect Funds
CitizensSelect Prime Money Market Fund
CitizensSelect Treasury Money Market Fund
Dreyfus Appreciation Fund, Inc.
Dreyfus BASIC Money Market Fund, Inc.
Dreyfus BASIC U.S. Government Money Market Fund
Dreyfus BASIC U.S. Mortgage Securities Fund
Dreyfus Bond Funds, Inc.
Dreyfus Municipal Bond Fund
Dreyfus Cash Management
Dreyfus Cash Management Plus, Inc.
Dreyfus Connecticut Municipal Money Market Fund, Inc.
Dreyfus Dynamic Alternatives Fund, Inc.
The Dreyfus Fund Incorporated
Dreyfus Funds, Inc.

Schedule 1 - 1

Dreyfus Equity Growth Fund
Dreyfus Mid-Cap Growth Fund
Dreyfus Government Cash Management Funds
Dreyfus Government Cash Management
Dreyfus Government Prime Cash Management
Dreyfus Growth and Income Fund, Inc.
Dreyfus High Yield Strategies Fund (closed-end fund)
Dreyfus Index Funds, Inc.
Dreyfus International Stock Index Fund
Dreyfus S&P 500 Index Fund
Dreyfus Smallcap Stock Index Fund
Dreyfus Institutional Cash Advantage Funds
Dreyfus Institutional Cash Advantage Fund
Dreyfus Institutional Cash Advantage Plus Fund
Dreyfus Institutional Preferred Money Market Funds
Dreyfus Institutional Preferred Money Market Fund
Dreyfus Institutional Preferred Plus Money Market Fund
Dreyfus Institutional Reserves Funds
Dreyfus Institutional Reserves Treasury Prime Fund
Dreyfus Institutional Reserves Treasury Fund
Dreyfus Institutional Reserves Money Fund
Dreyfus Intermediate Municipal Bond Fund, Inc.
Dreyfus International Funds, Inc.
Dreyfus Brazil Equity Fund
Dreyfus Emerging Markets Fund
Dreyfus Investment Grade Funds, Inc.
Dreyfus Inflation Adjusted Securities Fund
Dreyfus Intermediate Term Income Fund
Dreyfus Short Term Income Fund
Dreyfus Investment Portfolios
Core Value Portfolio
MidCap Stock Portfolio
Small Cap Stock Index Portfolio
Technology Growth Portfolio
The Dreyfus/Laurel Funds, Inc.
Dreyfus AMT-Free Municipal Reserves
Dreyfus BASIC S&P 500 Stock Index Fund
Dreyfus Bond Market Index Fund
Dreyfus Core Equity Fund
Dreyfus Disciplined Stock Fund
Dreyfus Money Market Reserves
Dreyfus Small Cap Fund
(formerly, Dreyfus Small Cap Value Fund)
Dreyfus Opportunistic Fixed Income Fund
(formerly, Dreyfus Strategic Income Fund)
Dreyfus Tax Managed Growth Fund
Dreyfus U.S. Treasury Reserves
The Dreyfus/Laurel Funds Trust
Dreyfus Core Value Fund
Dreyfus Emerging Markets Debt Local Currency Fund
Dreyfus Equity Income Fund
Dreyfus Global Equity Income Fund
Dreyfus High Yield Fund
Dreyfus Institutional Income Advantage Fund
Dreyfus International Bond Fund
The Dreyfus/Laurel Tax-Free Municipal Funds
Dreyfus BASIC California Municipal Money Market Fund
Dreyfus BASIC Massachusetts Municipal Money Market Fund
Dreyfus BASIC New York Municipal Money Market Fund
Dreyfus LifeTime Portfolios, Inc.
Growth & Income Portfolio

Schedule 1 - 2

Dreyfus Liquid Assets, Inc.
Dreyfus Manager Funds I
Dreyfus Alpha Growth Fund
Dreyfus Research Core Fund
Dreyfus S&P STARS Opportunities Fund
Dreyfus Manager Funds II
Dreyfus Balanced Opportunity Fund
Dreyfus Massachusetts Municipal Money Market Fund
Dreyfus Midcap Index Fund, Inc.
Dreyfus Money Market Instruments, Inc.
Government Securities Series
Money Market Series
Dreyfus Municipal Bond Opportunity Fund
Dreyfus Municipal Cash Management Plus
Dreyfus Municipal Funds, Inc.
Dreyfus AMT-Free Municipal Bond Fund
Dreyfus BASIC Municipal Money Market Fund
Dreyfus BASIC New Jersey Municipal Money Market Fund
Dreyfus High Yield Municipal Bond Fund
Dreyfus Municipal Income, Inc. (closed-end fund)
Dreyfus Municipal Money Market Fund, Inc.
Dreyfus New Jersey Municipal Bond Fund, Inc.
Dreyfus New Jersey Municipal Money Market Fund, Inc.
Dreyfus New York AMT-Free Municipal Money Market Fund
Dreyfus New York AMT-Free Municipal Bond Fund
Dreyfus New York Municipal Cash Management
Dreyfus New York Tax Exempt Bond Fund, Inc.
Dreyfus Opportunity Funds
Dreyfus Global Sustainability Fund
Dreyfus Natural Resources Fund
Dreyfus Pennsylvania Municipal Money Market Fund
Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.
Dreyfus California AMT-Free Municipal Bond Fund
Dreyfus Premier GNMA Fund, Inc.
Dreyfus GNMA Fund
Dreyfus Premier Investment Funds, Inc.
Dreyfus Diversified Global Fund
Dreyfus Diversified International Fund
Dreyfus Diversified Large Cap Fund
Dreyfus Emerging Asia Fund
Dreyfus Global Real Estate Securities Fund
Dreyfus Greater China Fund
Dreyfus Large Cap Growth Fund
Dreyfus Large Cap Equity Fund
Dreyfus Large Cap Value Fund
Dreyfus Satellite Alpha Fund
Dreyfus Premier Short-Intermediate Municipal Bond Fund
Dreyfus Short-Intermediate Municipal Bond Fund
Dreyfus Premier Worldwide Growth Fund, Inc.
Dreyfus Worldwide Growth Fund
Dreyfus Research Growth Fund, Inc.
Dreyfus Short-Intermediate Government Fund
The Dreyfus Socially Responsible Growth Fund, Inc.
Dreyfus State Municipal Bond Funds
Dreyfus Connecticut Fund
Dreyfus Maryland Fund
Dreyfus Massachusetts Fund
Dreyfus Minnesota Fund
Dreyfus Ohio Fund
Dreyfus Pennsylvania Fund

Schedule 1 - 3

Dreyfus Stock Funds
Dreyfus International Equity Fund
Dreyfus Small Cap Equity Fund
Dreyfus Stock Index Fund, Inc.
Dreyfus Strategic Municipal Bond Fund, Inc.
Dreyfus Strategic Municipals, Inc.
Dreyfus Tax Exempt Cash Management Funds
Dreyfus California AMT-Free Municipal Cash Management
Dreyfus New York AMT-Free Municipal Cash Management
Dreyfus Tax Exempt Cash Management
The Dreyfus Third Century Fund, Inc.
Dreyfus Treasury & Agency Cash Management
Dreyfus Treasury Prime Cash Management
Dreyfus 100% U.S. Treasury Money Market Fund
Dreyfus U.S. Treasury Intermediate Term Fund
Dreyfus U.S. Treasury Long Term Fund
Dreyfus Variable Investment Fund
Appreciation Portfolio
Opportunistic Small Cap Fund
(formerly, Developing Leaders Portfolio)
Growth and Income Portfolio
International Equity Portfolio
International Value Portfolio
Money Market Portfolio
Quality Bond Portfolio
Dreyfus Worldwide Dollar Money Market Fund, Inc.
General California Municipal Money Market Fund
General Government Securities Money Market Funds, Inc.
General Government Securities Money Market Fund
General Treasury Prime Money Market Fund
General Money Market Fund, Inc.
General Municipal Money Market Funds, Inc.
General Municipal Money Market Fund
General New York Municipal Money Market Fund
Strategic Funds, Inc.
Dreyfus Active MidCap Fund
Dreyfus Conservative Allocation Fund
Dreyfus Growth Allocation Fund
Dreyfus Moderate Allocation Fund
Dreyfus Select Managers Large Cap Growth Fund
Dreyfus Select Managers Small Cap Growth Fund
Dreyfus Select Managers Small Cap Value Fund
Dreyfus U.S. Equity Fund
Global Stock Fund
International Stock Fund

Schedule 1 - 4

SCHEDULE 2

SELECTED COUNTRIES

Argentina
Australia
Austria
Bahrain
Bangladesh
Belgium
Benin
Bermuda
Botswana
Brazil
Bulgaria
Burkina Faso
Canada
Cayman Islands
Channel Islands
Chile
China
Colombia
Costa Rica
Croatia
Cyprus
Czech
Denmark
Ecuador
Egypt
Estonia
Euroclear - Eurobonds only
Clearstream - Eurobonds only
Finland
France
Germany
Ghana
Greece
Guinea Bissau
Hong Kong
Hungary
Iceland
India
Indonesia
Ireland
Israel
Italy
Ivory Coast
Jamaica
Japan

Schedule 2-1

Jordan
Kazakhstan
Kenya
Korea
Kuwait
Latvia
Lebanon
Lithuania
Luxembourg
Malaysia
Mali
Malta
Mauritius
Mexico
Morocco
Namibia
EASDAQ
Netherlands
New Zealand
Niger
Nigeria
Norway
Oman
Pakistan
Palestinian Auto
Panama
Peru
Philippines
Poland
Portugal
Qatar
Romania
Russia
Senegal
Singapore
Slovak
Slovenia
South Africa
South Korea
Spain
Sri Lanka
Swaziland
Sweden
Switzerland
Taiwan
Thailand
Togo
Trinidad & Tobago

Schedule 2-2

Tunisia
Turkey
UAE
UK
Ukraine
Uruguay
Venezuela
Vietnam
Zambia
Zimbabwe

Schedule 2-3